UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

IPIX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26363	52-2213841
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

12120 SUNSET HILLS ROAD, SUITE 410 RESTON, VIRGINIA 20910
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (703) 674-4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 13, 2006, the Company agreed to terminate, effective March 8, 2006, the lease agreement it entered into on February 3, 2005 with Oak Ridge Technical Center Partners - One, L.P. , which was previously filed as Exhibit 10.17 to the Company's Form 10-K filed on March 31, 2005. The terms of the agreement to terminate included IPIX's agreement to pay Oak Ridge Technical Center Partners - One, L.P. (1) a one-time, lump-sum payment in the amount of $198,500, due and payable immediately; (2) prorated rent through March 8, 2006 - $5,606, and (3) prorated Tenant Improvement expense though March 8, 2006 - $596.

Oak Ridge Technical Center Partners - One, L.P. has agreed to: (1) act as intermediary in the sale of IPIX’s furniture to a third party for $40,000.00; and (2) deduct that amount from the above payments due from IPIX. A copy of the agreement setting forth the terms of the termination is filed with this Current Report as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
10.1	Amendment A Termination of Lease dated March 13, 2006 by and between IPIX Corporation and Oak Ridge Technical Center Partners - One, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPIX CORPORATION

Dated: March 16, 2006                   /s/ Charles A. Crew
Charles A. Crew
Chief Financial Officer